Exhibit 16.2

Your Vision Our Focus

June 21, 2023

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read Impact BioMedical Inc’s statements included under Item 11 on Form S-1 (Registration No. 333-253037) and we agree with such statements insofar as they relate to our firm. With respect to all other matters, we have no basis to agree or disagree with the statements made by the registrant.

Sincerely,

/s/ Turner Stone & Company L.L.P.

Certified Public Accountants Dallas, Texas

Turner, Stone & Company, L.L.P.
Accountants and Consultants
12700 Park Central Drive, Suite 1400
Dallas, Texas 75251
Telephone: 972-239-1660 ⁄ Facsimile: 972-239-1665
Toll Free: 877-853-4195
Web site: turnerstone.com